INTERIM
INVESTMENT SUB-
ADVISORY
AGREEMENT
       AGREEMENT
made as of this 1st day
of October, 2011 by
and among Old Mutual
Capital, Inc. (the
?Adviser?), First Eagle
Investment
Management, LLC (the
?Sub-Adviser?), and
Old Mutual Funds II, a
Delaware statutory
trust (the ?Trust?), on
behalf of the Old
Mutual Dwight High
Yield Fund (the
?Portfolio?).
       WHEREAS,
the Trust is registered
as an open-end
management
investment company
under the Investment
Company Act of
1940, as amended (the
?1940 Act?);
       WHEREAS,
the Adviser currently
provides investment
management services
to the Portfolio
pursuant to that certain
investment
management
agreement between the
Trust and the Adviser,
and Dwight Asset
Management
Company LLC
(?Dwight?) currently
provides investment
sub-advisory services
to the Portfolio
pursuant to that certain
investment sub-
advisory agreement
between the Trust, the
Adviser, and Dwight
(the ?Prior Sub-
Advisory
Agreement?);
       WHEREAS,
the Board of Trustees
of the Trust has
terminated the Prior
Sub-Advisory
Agreement and the
Board of Trustees of
the Trust, including a
majority of the
independent trustees,
has appointed the Sub-
Adviser as the new
investment sub-adviser
to the Portfolio;
       WHEREAS,
the Adviser and the
Trust each desire to
retain the Sub-Adviser
to provide investment
advisory services to
the Trust in connection
with the management
of the Portfolio, and
the Sub-Adviser is
willing to render such
investment advisory
services to the
Portfolio under this
Agreement until a new
investment advisory
and/or sub-advisory
agreement is approved
by the Trustees of the
Trust and the
shareholders of the
Portfolio as required
by Section 15 of the
1940 Act;
       WHEREAS,
upon termination of
the Prior Sub-Advisory
Agreement, the
Portfolio?s name will
change from Old
Mutual Dwight High
Yield Fund to Old
Mutual High Yield
Fund;
       WHEREAS,
the Portfolio, the
Adviser and the Sub-
Adviser desire to
comply with the
provisions of Rule
15a-4 including
subsection (b) thereof
under the 1940 Act;
and
       WHEREAS,
the Trustees of the
Trust, including a
majority of those
Trustees who are not
interested persons of
the Trust, have found
that the scope and
quality of services to
be provided to the
Trust under this
Agreement will be at
least equivalent to the
scope and quality of
services provided
under the Prior Sub-
Advisory Agreement.
       NOW,
THEREFORE, the
parties hereto agree as
follows:
1.	(a)	Subject
to supervision and
oversight by the
Adviser and the
Trust?s Board of
Trustees, the Sub-
Adviser shall manage
(i) the investment
operations of the
Portfolio, and (ii) the
composition of such
assets, including the
purchase, retention
and disposition
thereof, in accordance
with the Protfolio?s
investment objectives,
policies and
restrictions as stated in
the Portfolio?s
Prospectus(es) (such
Prospectus(es) and
Statement(s) of
Additional
Information as
currently in effect and
as amended or
supplemented from
time to time, being
herein called the
?Prospectus?), and
subject to the
following
understandings:
             (1)	T
he Sub-Adviser shall
provide supervision of
the Portfolio?s
investments and
determine from time to
time what investments
and securities will be
purchased, retained or
sold by the Portfolio
and what portion of
the assets will be
invested or held
uninvested in cash.
             (2)	I
n the performance of
its duties and
obligations under this
Agreement, the Sub-
Adviser shall act in
conformity with the
Trust?s Agreement and
Declaration of Trust
and the Prospectus and
with the instructions
and directions of the
Adviser and of the
Board of Trustees and
will conform and
comply with the
requirements of the
1940 Act, the Internal
Revenue Code of
1986, as amended,
and all other
applicable federal and
state laws and
regulations, as each is
amended from time to
time.
             (3)	T
he Sub-Adviser shall
determine the
securities to be
purchased or sold with
respect to the Portfolio
and will place orders
with or through such
persons, brokers or
dealers to carry out the
policy with respect to
brokerage set forth in
the Portfolio?s
Registration Statement
(as defined herein)
and Prospectus or as
the Board of Trustees
or the Adviser may
direct from time to
time, in conformity
with federal securities
laws.  In providing the
Portfolio with
investment
supervision, the Sub-
Adviser will give
primary consideration
to securing the most
favorable price and
efficient execution.
Within the framework
of this policy, the Sub-
Adviser may consider
the financial
responsibility, research
and investment
information and other
services provided by
brokers or dealers who
may effect or be a
party to any such
transaction or other
transactions to which
the Sub-Adviser?s
other clients may be a
party.  It is understood
that it is desirable for
the Portfolio that the
Sub-Adviser have
access to (i)
supplemental
investment and market
research and (ii)
security and economic
analysis provided by
brokers who may
execute brokerage
transactions at a higher
cost to the Portfolio
than may result when
allocating brokerage to
other brokers on the
basis of seeking the
most favorable price
and efficient
execution.  Therefore,
the Sub-Adviser is
authorized to place
orders for the
purchase and sale of
securities on behalf of
the Portfolio with
brokers, subject to
review by the Trust?s
Board of Trustees
from time to time with
respect to the extent
and continuation of
this practice.  It is
understood that the
services provided by
such brokers may be
useful to the Sub-
Adviser in connection
with the Sub-Adviser?s
services to other
clients.
             On
occasions when the
Sub-Adviser deems
the purchase or sale of
a security to be in the
best interest of the
Portfolio as well as
other clients of the
Sub-Adviser, the Sub-
Adviser, to the extent
permitted by
applicable laws and
regulations, may but
shall be under no
obligation to, aggregate
the securities to be so
purchased or sold in
order to obtain the
most favorable price
or lower brokerage
commissions and
efficient execution.  In
such event, allocation
of the securities so
purchased or sold, as
well as the expenses
incurred in the
transaction, will be
made by the Sub-
Adviser in the manner
it considers to be the
most equitable and
consistent with its
fiduciary obligations
to the Portfolio in
question and to such
other clients.
             (4)	T
he Sub-Adviser at its
expense will make
available to the
Trustees of the Trust
and the Adviser at
reasonable times its
portfolio managers
and other appropriate
personnel, either in
person or, at the
mutual convenience of
the Adviser and the
Sub-Adviser, by
telephone, in order to
review the investment
policies, performance
and other investment
related information
regarding the Portfolio
and to consult with the
Trustees of the Trust
and Adviser regarding
the Portfolio?s
investment affairs,
including economic,
statistical and
investment matters
related to the Sub-
Adviser?s duties
hereunder, and will
provide periodic
reports to the Adviser
relating to the
investment strategies it
employs.  The Sub-
Adviser and its
personnel shall also
cooperate fully with
counsel and auditors
for, and the Chief
Compliance Officers
of, the Adviser and the
Trust.
             (5)	I
n accordance with
procedures adopted by
the Trustees of the
Trust, as amended
from time to time, the
Sub-Adviser is
responsible for
assisting in the fair
valuation of all
Portfolio securities.
The Sub-Adviser will
use its reasonable
efforts to provide,
based upon its own
expertise, and to
arrange with parties
independent of the
Sub-Adviser such as
broker-dealers for the
provision of, valuation
information or prices
for securities for
which prices are
deemed by the
Adviser or Trust?s
administrator not to be
readily available in the
ordinary course of
business from an
automated pricing
service.  In addition,
the Sub-Adviser will
assist the Fund and its
agents in determining
whether prices
obtained for valuation
purposes accurately
reflect market price
information relating to
the assets of the
Portfolio at such times
as the Adviser shall
reasonably request,
including but not
limited to, the hours
after the close of a
securities market and
prior to the daily
determination of a
Fund?s net asset value
per share.
             (6)	T
he Sub-Adviser at its
expense will provide
the Adviser and/or the
Trust?s Chief
Compliance Officer
with such compliance
reports relating to its
duties under this
Agreement as may be
requested from time to
time.  Notwithstanding
the foregoing, the Sub-
Adviser will promptly
report to the Adviser
any material violations
of the federal
securities laws (as
defined in Rule 38a-1
of the 1940 Act) that it
is or should be aware
of or of any material
violation of the Sub-
Adviser?s compliance
policies and
procedures that pertain
to the Portfolio, as
well as any change in
portfolio manager(s)
of the Portfolio.
             (7)	U
nless otherwise
directed by the
Adviser or the Trust?s
Board of Trustees, the
Sub-Adviser will vote
all proxies received in
accordance with the
Trust?s proxy voting
policy or, if the Sub-
Adviser has a proxy
voting policy
approved by the
Trust?s Board of
Trustees, the Sub-
Adviser?s proxy voting
policy.  The Adviser
shall instruct the
Portfolio?s custodian
to forward or cause to
be forwarded to the
Sub-Adviser all
relevant proxy
solicitation materials.
The Sub-Adviser shall
maintain and shall
forward to the Fund or
its designated agent
such proxy voting
information as is
necessary for the Fund
to timely file proxy
voting results in
accordance with Rule
30b1-4 of the 1940
Act.
             (8)	T
he Sub-Adviser
represents and
warrants that it has
adopted a code of
ethics meeting the
requirements of Rule
17j-1 under the 1940
Act and the
requirements of Rule
204A-1 under the
Investment Advisers
Act of 1940 and has
provided the Adviser
and the Trustees of the
Fund a copy of such
code of ethics,
together with evidence
of its adoption, and
will promptly provide
copies of any changes
thereto, together with
evidence of their
adoption.  Upon
request of the Adviser,
but in any event no
less frequently than
annually, the Sub-
Adviser will supply
the Adviser a written
report that (A)
describes any issues
arising under the code
of ethics or procedures
since the Sub-
Adviser?s last report,
including but not
limited to material
violations of the code
of ethics or procedures
and sanctions imposed
in response to the
material violations;
and (B) certifies that
the procedures
contained in the Sub-
Adviser?s code of
ethics are reasonably
designed to prevent
?access persons? from
violating the code of
ethics.
             (9)	T
he Sub-Adviser will
review draft reports to
shareholders and other
documents provided
or available to it and
provide comments on
a timely basis.  In
addition, the Sub-
Adviser and each
officer and portfolio
manager thereof
designated by the
Adviser will provide
on a timely basis such
certifications or sub-
certifications as the
Adviser may
reasonably request in
order to support and
facilitate certifications
required to be
provided by the
Trust?s Principal
Executive Officer and
Principal Accounting
Officer.
             (10)	T
he Sub-Adviser shall
maintain all books and
records with respect to
the Portfolio?s
portfolio transactions
required by
subparagraphs (b)(5),
(6), (7), (9), (10) and
(11) and paragraph (f)
of Rule 31a-1 under
the 1940 Act and shall
render to the Trust?s
Board of Trustees
such periodic and
special reports as the
Trust?s Board of
Trustees may
reasonably request.
             (11)	T
he Sub-Adviser shall
provide the Portfolio?s
Custodian on each
business day with
information relating to
all transactions
concerning the
Portfolio?s assets and
shall provide the
Adviser with such
information upon
request of the Adviser.
             (12)	(
a)	The investment
management services
provided by the Sub-
Adviser under this
Agreement are not to
be deemed exclusive
and the Sub-Adviser
shall be free to render
similar services to
others, as long as such
services do not impair
the services rendered
to the Adviser or the
Trust.
                    (b)	S
ervices to be furnished
by the Sub-Adviser
under this Agreement
may be furnished
through the medium of
any of the Sub-
Adviser?s officers or
employees.  It is
understood that the
Sub-Adviser may
obtain certain
administrative
services, including,
without limitation,
services relating to
trade reconciliation
and the production of
client reports, in
carrying out its
obligations under this
Agreement.
                    (c)	T
he Sub-Adviser shall
keep the Portfolio?s
books and records
required to be
maintained by the
Sub-Adviser pursuant
to paragraph 1(a) of
this Agreement and
shall timely furnish to
the Adviser all
information relating to
the Sub-Adviser?s
services under this
Agreement needed by
the Adviser to keep
the other books and
records of the
Portfolio required by
Rule 31a-1 under the
1940 Act.  The Sub-
Adviser agrees that all
records that it
maintains on behalf of
the Portfolio are
property of the
Portfolio and the Sub-
Adviser will surrender
promptly to the
Portfolio any of such
records upon that
Portfolio?s request;
provided, however,
that the Sub-Adviser
may retain a copy of
such records.  The
Sub-Adviser further
agrees to preserve for
the periods prescribed
by Rule 31a-2 under
the 1940 Act any such
records as are required
to be maintained by it
pursuant to paragraph
l(a) of this Agreement.
2.	The Adviser
shall continue to have
responsibility for all
services to be
provided to the
Portfolio pursuant to
the Advisory
Agreement and shall
oversee and review the
Sub-Adviser?s
performance of its
duties under this
Agreement.  The
Adviser represents and
warrants that the
Board of Trustees of
the Portfolio satisfies
the fund governance
standards defined in
rule Rule 0-1(a)(7) of
the 1940 Act.
3.	The Adviser
has delivered to the
Sub-Adviser copies of
each of the following
documents and will
deliver to it all future
amendments and
supplements, if any:
       (a)	Agree
ment and Declaration
of Trust, as filed with
the Secretary of State
of Delaware (such
Agreement and
Declaration of Trust as
in effect on the date of
this Agreement, and as
amended from time to
time, are herein called
the ?Agreement and
Declaration of Trust?);
       (b)	By-
Laws of the Trust
(such By-Laws, as in
effect on the date of
this Agreement, and as
amended from time to
time, are herein called
the ?By-Laws?);
       (c)	Certifie
d resolutions of the
Trust?s Board of
Trustees authorizing
the appointment of the
Sub-Adviser and
approving the form of
this Agreement;
       (d)	Registr
ation Statement under
the 1940 Act and the
Securities Act of 1933,
as amended on Form
N-1A (the
?Registration
Statement?) as filed
with the Securities and
Exchange Commission
(the ?Commission?)
relating to the Portfolio
and shares of the
Portfolio?s beneficial
shares, and all
amendments thereto;
       (e)	Notific
ation of Registration
of the Portfolio under
the 1940 Act on Form
N-8A as filed with the
Commission, and all
amendments thereto;
and
       (f)	Prospe
ctus of the Portfolio.
4.	For the
services to be
provided by the Sub-
Adviser pursuant to
this Agreement for the
Portfolio, the Adviser
will pay to the Sub-
Adviser as full
compensation
therefore a fee at an
annual rate equal to
the percentage of the
Portfolio?s average
daily net assets listed
on Schedule A (net of
50% of any waivers,
reimbursement
payments,
supermarket fees and
alliance fees waived,
reimbursed or paid by
the Adviser in respect
of the Portfolio).  This
fee will be paid to the
Sub-Adviser from the
Adviser?s advisory fee
for the Portfolio.  Such
compensation will be
paid to the Sub-
Adviser upon approval
of a new contract with
the Sub-Adviser by a
majority of the
Portfolio?s outstanding
voting securities (as
defined in the 1940
Act), or to the extent
such compensation is
paid prior to such
approval, will be held
in an interest-bearing
escrow account for the
Portfolio in
accordance with a
separate Escrow
Agreement.  If a
majority of the
Portfolio?s outstanding
voting securities (as
defined in the 1940
Act) approve a new
contract with the Sub-
Adviser (to provide
investment advisory
services to the
Portfolio or a
successor) by the end
of the 150-day period
commencing on the
Commencement Date
(defined below), the
amount in the escrow
account (including
interest earned) will be
paid to the Adviser,
and the Adviser will
pay to the Sub-Adviser
the fee specified
herein, upon the date
of such approval by
the Portfolio.  If a
majority of the
Portfolio?s outstanding
voting securities do
not approve such a
contract with the Sub-
Adviser by the end of
such 150 day period,
the Sub-Adviser shall
be paid, out of the
escrow account, the
lesser of: (i) any costs
incurred in performing
the interim contract
(plus interest earned
on that amount while
in escrow); or (ii) the
total amount in the
escrow account (plus
interest earned).
Notwithstanding the
foregoing, If a
majority of the
Portfolio?s outstanding
voting securities do
not approve an
investment advisory
contract with the Sub-
Adviser by the end of
such 150 day period,
the Sub-Adviser shall
be paid, out of the
escrow, the amount in
the escrow account
(including interest
earned), to the
extent permitted under
the Rule 15a-4(b)(1)
under the 1940 Act.
       To the extent
that the Adviser is
reimbursed by the
Trust for any waived
fees or reimbursed
expenses pursuant to
the terms of a separate
expense limitation
agreement between the
Trust and the Adviser,
the Adviser will pay to
the Sub-Adviser its
pro-rata share of any
such reimbursed
amount.
5.	The Sub-
Adviser shall not be
liable for any error of
judgment or for any
loss suffered by the
Portfolio or the
Adviser in connection
with performance of
its obligations under
this Agreement, except
a loss resulting from a
breach of fiduciary
duty with respect to
the receipt of
compensation for
services (in which case
any award of damages
shall be limited to the
period and the amount
set forth in Section
36(b)(3) of the 1940
Act), or a loss resulting
from willful
misfeasance, bad faith
or gross negligence on
the Sub-Adviser?s part
in the performance of
its duties or from
reckless disregard of
its obligations and
duties under this
Agreement, except as
may otherwise be
provided under
provisions of
applicable state law
which cannot be
waived or modified
hereby.
6.	This
Agreement shall
commence on the date
on which the Prior
Sub-Advisory
Agreement is
terminated (the
?Commencement
Date?) and continue
until, the sooner of the
date: (i) with respect to
the Portfolio, the date
when a new
investment advisory or
sub-advisory
agreement is approved
by the Trustees and a
majority (as defined in
the 1940 Act) of the
Portfolio?s outstanding
voting securities (as
defined in the 1940
Act); or (ii) One
hundred and fifty
(150) days from the
Commencement Date.
Once the Portfolio
receives approval
from a majority of the
outstanding voting
securities as required
by section (i) above,
the Portfolio will be
deemed to have
terminated this
Agreement and be
governed by the new
investment advisory
and/or sub-advisory
agreements.
Notwithstanding the
foregoing, this
Agreement may be
terminated (a) at any
time without penalty
by the Trust upon the
vote of a majority of
the Trustees or by vote
of the majority of the
Portfolio?s outstanding
voting securities, (b)
by the Adviser at any
time without penalty,
on not more than 60
days? nor less than 30
days? written notice to
the other parties, or (c)
by the Sub-Adviser at
any time, without the
payment of any
penalty, on 90 days?
written notice to the
other parties.  This
Agreement shall
terminate
automatically and
immediately in the
event of its
assignment.  As used
in this Section 6, the
terms ?assignment?
and ?vote of a
majority of the
outstanding voting
securities? shall have
the respective
meanings set forth in
the 1940 Act and the
rules and regulations
thereunder, subject to
such exceptions as
may be granted by the
Commission under the
1940 Act.
7.	Nothing in this
Agreement shall limit
or restrict the right of
any of the Sub-
Adviser?s partners,
officers, or employees
to engage in any other
business or to devote
his or her time and
attention in part to the
management or other
aspects of any
business, whether of a
similar or dissimilar
nature, nor limit or
restrict the Sub-
Adviser?s right to
engage in any other
business or to render
services of any kind to
any other corporation,
firm, individual or
association.
8.	During the
term of this
Agreement, the
Adviser agrees to
furnish the Sub-
Adviser at its principal
office all
prospectuses, proxy
statements, reports to
shareholders, sales
literature or other
materials prepared for
distribution to
shareholders of the
Portfolio, the Trust or
the public that refers
to the Sub-Adviser or
its clients in any way
prior to use thereof
and not to use material
if the Sub-Adviser
reasonably objects in
writing within five
business days (or such
other period as may be
mutually agreed upon)
after receipt thereof.
The Sub-Adviser?s
right to object to such
materials is limited to
the portions of such
materials that
expressly relate to the
Sub-Adviser, its
services and its clients.
The Adviser agrees to
use its reasonable best
efforts to ensure that
materials prepared by
its employees or
agents or its affiliates
that refer to the Sub-
Adviser or its clients in
any way are consistent
with those materials
previously approved
by the Sub-Adviser as
referenced in the first
sentence of this
paragraph.  Sales
literature may be
furnished to the Sub-
Adviser by first-class
mail, electronic mail or
overnight delivery
service, facsimile
transmission
equipment or hand
delivery.
9.	No Trustee or
Shareholder of the
Trust shall be
personally liable for
any debts, liabilities,
obligations or
expenses incurred by
or contracted for
under this Agreement.
10.	No provisions
of this Agreement may
be changed, waived,
discharged or
terminated orally, but
only by an instrument
in writing signed by
the party against which
enforcement of the
change, waiver,
discharge or
termination is sought,
and no amendment of
this Agreement shall
be effective until
approved by the vote
of the majority of the
outstanding voting
securities of the
Portfolio.
11.	This
Agreement shall be
governed by the laws
of the state of
Delaware; provided,
however, that nothing
herein shall be
construed as being
inconsistent with the
1940 Act.
12.	This
Agreement embodies
the entire agreement
and understanding
among the parties
hereto, and supersedes
all prior agreements
and understandings
relating to this
Agreement?s subject
matter.  This
Agreement may be
executed in any
number of
counterparts, each of
which shall be deemed
to be an original; all
such counterparts shall
together, constitute
only one instrument.
13.	Should any
part of this Agreement
be held invalid by a
court decision, statute,
rule or otherwise, the
remainder of this
Agreement shall not be
affected thereby.  This
Agreement shall be
binding upon and shall
inure to the benefit of
the parties hereto and
their respective
successors.
14.	Any notice,
advice or report to be
given pursuant to this
Agreement shall be
delivered or mailed:
             To the
Adviser at:

4643 South Ulster
Street, Suite 700

	Denver, CO
80237
             To the
Sub-Adviser at:
1345 Avenue of the
Americas
New York, NY 10105-
4300
             To the
Trust or the Portfolio
at:

4643 South Ulster
Street, Suite 700

	Denver, CO
80237
15.	Where the
effect of a
requirement of the
1940 Act reflected in
any provision of this
Agreement is altered
by a rule, regulation or
order of the
Commission, whether
of special or general
application, such
provision shall be
deemed to incorporate
the effect of such rule,
regulation or order.
16.	As required by
certain exemptive
rules under the 1940
Act, the Sub-Adviser
is prohibited from
consulting with the
entities listed below
concerning
transactions for the
Portfolio in securities
or other assets:
             1. other
Sub-Advisers to the
Portfolio
             2. other
Sub-Advisers to a
Trust portfolio
             3. other
Sub-Advisers to a
portfolio under
common control with
the Fund.
       IN WITNESS
WHEREOF, the parties
hereto have caused
this Agreement to be
executed by their
officers designated
below as of the day
and year first written
above.


OLD MUTUAL CAPITAL, INC.

OLD MUTUAL FUNDS II




By:
/s/ Julian F. Sluyters
By:
/s/ Julian F. Sluyters
Name:
Julian F. Sluyters
Name:
Julian F. Sluyters
Title:
President
Title:
President









FIRST EAGLE INVESTMENT
MANAGEMENT, LLC






By:
/s/ Bridget Macaskill


Name:
Bridget Macaskill


Title:
CEO




SCHEDULE A
TO
INTERIM INVESTMENT
SUB-ADVISORY
AGREEMENT
AMONG
FIRST EAGLE INVESTMENT
MANAGEMENT, LLC
OLD MUTUAL CAPITAL, INC.
AND
OLD MUTUAL FUNDS II
DATED OCTOBER 1, 2011




Sub-Advisory Fee
Breakpoint Asset Thresholds
FUND
$0 to less than $500
million $500 million
to less than $1
billion $1.0 billion
or greater

Old Mutual High Yield
Fund 0.350%
0.338%
0.325%


Breakpoints will be
calculated based on
the total assets of the
Fund.